UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

PhaseRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37772	20-4690620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Harrison Street, Suite 300 Seattle, Washington	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 805-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of PhaseRx, Inc. (the “Company”) held on May 25, 2017 (the “Annual Meeting”), the following proposal was submitted to a vote of the Company’s stockholders:

Election of seven directors to serve on the Company’s board of directors for a term of one year or until their successors are elected and qualified, for which the following were nominees: Robert W. Overell, Ph.D., Steven Gillis, Ph.D., Brian G. Atwood, John A. Schmidt, Jr., M.D., Paul H. Johnson, Ph.D., Michelle Griffin, and Peggy V. Phillips.

For more information about the foregoing proposal, see the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 13, 2017, the relevant portions of which are incorporated herein by reference. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Each of the following nominees for director received the number of votes set forth opposite his or her name, constituting, in each case, a plurality of the votes cast at the Annual Meeting for the election of such director to serve for a term of one year or until his or her successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert W. Overell, Ph.D.	6,371,638	3,944	0
Steven Gillis, Ph.D.	6,371,638	3,944	0
Brian G. Atwood	6,371,638	3,944	0
John A. Schmidt, Jr., M.D.	6,305,691	69,891	0
Paul H. Johnson, Ph.D.	6,371,538	4,044	0
Michelle Griffin	6,305,685	69,897	0
Peggy V. Phillips	6,371,532	4,050	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseRx, Inc.

Date: May 26, 2017	By:	/s/ Robert W. Overell
Robert W. Overell, Ph.D.
Chief Executive Officer